Exhibit 10.39

FORM OF OPTION ROLLOVER AGREEMENT

OPTION ROLLOVER AGREEMENT dated as of the date indicated on the Del Monte Foods Investment Election Worksheet executed by the individual listed thereon (the “Management Stockholder”) on or before February 11, 2011, a copy of which is attached hereto as Exhibit A (the “Investment Election Worksheet”), (this “Agreement”) between Blue Acquisition Group, Inc., a Delaware corporation (the “Company”), and the Management Stockholder.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010 (the “Merger Agreement”), by and among Del Monte Foods Company, a Delaware corporation (“Del Monte”), the Company and Blue Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will on the date of closing of the Merger (as defined herein) pursuant to the Merger Agreement (the “Closing Date”) merge with and into the Company (the “Merger”), with Del Monte surviving the Merger, with each stockholder of Del Monte common stock as in effect immediately prior to the Merger (such stock, “Del Monte Stock”) receiving $19.00 per share upon consummation of the Merger;

WHEREAS, the Management Stockholder currently holds options to purchase shares of Del Monte Stock outstanding immediately prior to the effective time of the Merger (the “Del Monte Options”), all of which shall become fully vested on the consummation of the Merger, pursuant to one or more of the 1997 Stock Incentive Plan (“1997 Employee Plan”), the 1998 Stock Incentive Plan (“1998 Plan”), and the 2002 Stock Incentive Plan (“2002 Plan”), as applicable, pursuant to which the Del Monte Options were originally granted (collectively, the “Del Monte Plans”);

WHEREAS, in connection with the Merger, the Company has selected the Management Stockholder as a person eligible to make an investment in shares of common stock of the Company, par value $0.01 per share (“Common Stock”) through, among other methods, (i) the exchange of all or a portion of his or her Del Monte Options for fully-exercisable options to purchase shares of Common Stock after the Merger (the “Rollover Options”), subject to such changes in the terms of such Del Monte Options as they currently exist under the Del Monte Plans and related stock option agreement (the “Del Monte Plan Terms”) as agreed between the Company and the Management Stockholder, and as otherwise adjusted, in each case pursuant to this Agreement; and (ii) to receive in consideration of such exchange of Del Monte Options for Rollover Options, new options to purchase shares of Common Stock as set forth below; and

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree, subject to the Company’s acceptance of the Management Stockholder’s execution of this Agreement, to the following:

1. Rollover. The Management Stockholder hereby agrees to exchange the Del Monte Options (or portions thereof) as set forth on the Investment Election Worksheet for Rollover Options, and the Company hereby agrees to provide such resulting Rollover Options, with such exchange to be effected as of the Closing Date. As a condition to such exchange, the Management Stockholder hereby agrees to execute, effective as of the Closing Date, the Management Stockholder’s Agreement, in the form attached as Exhibit B, and the Sale Participation Agreement, in the form attached as Exhibit C, and the Company agrees to countersign, and where applicable, cause Blue Holdings I, L.P. (the “Parent”) to countersign, each such agreement.

2. New Options. In addition to the Rollover Options, the Company hereby agrees to grant to the Management Stockholder, as soon as practicable after the Closing Date, an option (the “New Option”) to purchase shares of Common Stock at an exercise price per share of $5.00, for such number of shares as is equal to the sum of (i) the Minimum Rollover Amount, as set forth on Exhibit D, divided by $5.00, and (ii) a number that is within the range set forth on Exhibit D, such number to be determined by the Board of Directors of the Company in consultation with the Chief Executive Officer, subject to the Management Stockholder remaining employed with the Company at the time of each such grant. The New Option shall be granted pursuant to the Company’s 2011 Stock Incentive Plan in the form attached as Exhibit E (the “2011 Plan”), and evidenced by a Stock Option Agreement in the form attached as Exhibit F.

3. Rollover Option Terms. The Management Stockholder shall hold the Rollover Options pursuant to the Del Monte Plan Terms, subject to the following adjustments and amendments thereto, to be effective immediately upon the Effective Time (as defined in the Merger Agreement):

(a) The exercise price per share of the Common Stock underlying the Rollover Options will be $1.25.

(b) The number of shares of Common Stock underlying each Rollover Option will be equal to the quotient obtained by dividing (x) the excess, if any, of (A) the product of $19.00 and the number of shares of Del Monte Common Stock underlying each Del Monte Option (or portion thereof ) to be exchanged for a Rollover Option hereunder immediately prior to this adjustment, over (B) the aggregate exercises price of such Del Monte Option (or portion thereof) immediately prior to this adjustment, by (y) $3.75, rounded down to the nearest whole share. The number of shares of Common Stock that are subject to the Rollover Options, effective immediately following the exchange referenced herein, are set forth on Exhibit D attached hereto.

(c) The Rollover Options shall be fully and immediately vested and exercisable upon the Effective Time and shall remain exercisable until the earliest to occur of the following:

(i) the tenth anniversary of the date of grant of the Del Monte Option that is being exchanged for the applicable Rollover Option (as such expiration date is identified on Exhibit D attached hereto) if the Management Stockholder’s employment with the Company and any of its subsidiaries is terminated (A) by reason of the Management

Stockholder’s death, Disability, resignation by the Management Stockholder for Good Reason (each of the foregoing terms as defined in the Management Stockholder’s Agreement) or due to his or her “Retirement” (such term defined as the Management Stockholder’s resignation of employment with the Company and its subsidiaries on or after the Management Stockholder’s attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with the Company and its subsidiaries, including employment prior to the Effective Time with Del Monte or its subsidiares) or (B) by the Company and its subsidiaries without Cause (as defined in the Management Stockholder’s Agreement); or

(ii) 90 days following the date of the termination of the Management Stockholder’s employment by the Company and all of its subsidiaries by the Management Stockholder without Good Reason (except due to death, Disability or Retirement (as such term is defined above)); or

(iii) the date that is thirty (30) days following notice by the Company or any of its subsidiaries to the Management Stockholder of his or her termination for Cause by the Company and its subsidiaries; or

(iv) the tenth anniversary of the date of grant of the Del Monte Option that is being exchanged for the applicable Rollover Option (such tenth anniversary, the “Option Expiration Date”), so long as the Management Stockholder remains employed with the Company or any subsidiary through such date; or

(v) the date the Rollover Option is terminated pursuant to Section 5 of the Management Stockholder’s Agreement; or

(vi) Notwithstanding any of the foregoing, at the discretion of the Company, if the committee under the 2011 Plan determines that all options to purchase Common Stock granted under the 2011 Plan are to be cancelled pursuant to Section 9 of the 2011 Plan, in which case all then outstanding Rollover Options shall be terminated in the same manner and on the same terms as such options pursuant to Section 9 of the 2011 Plan, unless otherwise agreed in writing between the Management Stockholder and the Company.

(d) Unless otherwise provided in the Management Stockholder’s Agreement or the Sale Participation Agreement, in the event that the Management Stockholder elects to exercise any outstanding Rollover Options, the payment of the exercise price may be paid upon exercise of such Rollover Options pursuant to any of the following methods: (A) in cash directly by the Management Stockholder (but not, unless and until further written notice by the Company to the Management Stockholder is provided, pursuant to any cashless exercise program by which the Management Stockholder might otherwise have been permitted to sell shares of stock to pay such exercise price or taxes under the Del Monte Plan Terms prior to the Merger), (B) through the use of shares of Common Stock (any such shares valued based on their Fair Market Value (as such term is defined in the Management Stockholder’s Agreement) on the date of exercise) that the Management Stockholder has held for at least six months (or such shorter or longer period of time as may be required by the Company’s accountants to avoid the Rollover Option being classified as a liability under FASB ASC 718, as defined in the Management Stockholder’s Agreement) having an aggregate Fair Market Value, or (C) by indication that the Management Stockholder elects to have the Company withhold a number of shares having an aggregate Fair Market Value, in each such case equal to the amount of the aggregate exercise price due upon the exercise of such Rollover Options in full satisfaction of payment of such exercise price, from the number of shares of Common Stock that would otherwise be issued to the Management Stockholder upon exercise of such Rollover Options if such exercise price had been paid in cash directly by the Management Stockholder to the Company at such time.

(e) Unless otherwise provided in the Management Stockholder’s Agreement or the Sale Participation Agreement, in the event that the Management Stockholder elects to exercise any outstanding Rollover Options, the payment of any withholding taxes due in connection with the exercise of such Rollover Options shall only be made by the Management Stockholder in cash directly by the Management Stockholder (but not, unless and until further written notice by the Company to the Management Stockholder is provided, pursuant to any cashless exercise program by which the Management Stockholder might otherwise have been permitted to sell shares of stock to pay such exercise price or taxes under the Del Monte Plan Terms prior to the Merger); provided, however, that if the Management Stockholder holds at any time any Rollover Options that are within thirty (30) days of expiring upon the Option Expiration Date (whether as a result of the Management Stockholder’s continuous employment with the Company or any of its subsidiaries, or the termination of his or her employment with the Company and its subsidiaries by reason of the Management Stockholder’s death, Disability, resignation by the Management Stockholder for Good Reason or due to his or her Retirement or by the Company and its subsidiaries without Cause), then payment of any minimum withholding taxes due in connection with the exercise of any outstanding Rollover Options may be made through (A) the use of shares of Common Stock (any such shares valued based on their Fair Market Value on the date of exercise) that the Management Stockholder has held for at least six months (or such shorter or longer period of time as may be required by the Company’s accountants to avoid the Rollover Option being classified as a liability under FASB ASC 718, as defined in the Management Stockholder’s Agreement) having an aggregate Fair Market Value, or (B) by indication that the Management Stockholder elects to have the Company withhold a number of shares having an aggregate Fair Market Value, in each such case equal to the amount of the minimum withholding taxes due upon the exercise of such Rollover Options, in full satisfaction of payment of such minimum withholding taxes due, from the number of shares of Common Stock that would otherwise be issued to the Management Stockholder upon exercise of such Rollover Options if such minimum withholding taxes had been paid in cash directly by the Management Stockholder to the Company at such time.

(f) The Rollover Options shall be subject to the provisions of Section 8 and 9 of the 2011 Plan, and any similar provisions contained in the Del Monte Plans shall cease to apply.

4. Management Stockholder Representations.

(a) The Management Stockholder hereby represents and warrants to the Company that the Management Stockholder is the sole (or joint with his or her spouse) record and beneficial owner of the Del Monte Options to be converted into Rollover Options and that the Management Stockholder has not sold, transferred, conveyed, pledged or hypothecated any interest in such Del Monte Options, and the Management Stockholder agrees not to take any action that would cause the foregoing representations and warranties not to be true as of the effective time of the Merger.

(b) The Management Stockholder further acknowledges and agrees that from and after the effective time of the Merger, pursuant to the terms of the Merger Agreement and the Del Monte Plans, any Del Monte Options (or portion thereof), to the extent not exercised prior to the Merger and not otherwise to be exchanged for Rollover Options hereunder (such options being the “Cashed Out Options”), will be cancelled immediately prior to the effective time of the Merger and will thereafter represent only the right to receive a cash payment equal to the product of (x) the number of shares of Del Monte Common Stock underlying the options multiplied by (y) the amount (if any) by which $19.00 exceeds the per share exercise price relating to such Cashed Out Options, without interest and less any applicable withholding taxes, and will no longer be exercisable for any securities of Del Monte, the Company or any of their respective subsidiaries, successors or assigns, all in accordance with the terms of the Merger Agreement; and all of the Management Stockholder’s rights and claims in respect of the Management Stockholder’s Del Monte Options (or portions thereof) that are (and solely to the extent) permitted pursuant to this Agreement to become Rollover Options, or a portion thereof, as of the Effective Time shall be limited to (i) the terms and conditions of the agreements or instruments evidencing such Del Monte Options as in effect immediately prior to the Merger and under the Del Monte Plan Terms, as amended by this Agreement, and (ii) the terms and conditions of the Management Stockholder’s Agreement and Sale Participation Agreement.

5. Company Representations. The Company hereby represents and warrants that immediately following the Effective Time (disregarding any stock or options held by member of management of the Company or its subsidiaries), (i) Parent will be the only holder of any capital stock of the Company, and (ii) Parent will not own any class of security other than Common Stock. The Company hereby further represents and warrants that the per share purchase price paid by the Parent for its Common Shares is equal to $5.00.

6. Conflicts. In the event of any conflict between the Del Monte Plan Terms and the terms of this Agreement, the Management Stockholder’s Agreement and the Sale Participation Agreement, respectively, the terms of this Agreement, the Management Stockholder’s Agreement and the Sale Participation Agreement, respectively, shall control.

7. Governing Law. This Option Rollover Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8. Counterparts. This Option Rollover Agreement may be executed in counterparts pursuant to an omnibus signature page, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

[Signatures on next page.]

Accepted this      day of February, 2011 by:

BLUE ACQUISITION GROUP, INC.

By:
Name:
Title: